EXHIBIT 4-2(a)


     The security represented by this instrument was originally issued on May 22, 1995, and has not been registered under the Securities Act of 1933, as amended. The transfer of such security is subject to the conditions specified in the Note and Warrant Purchase Agreement, dated as of May 22, 1995, as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such security until such conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

     Payment of this Note is subject to the terms and conditions of a Subordination Agreement, dated May 22, 1995, by and among the original Holder of this Note, Manufacturers and Traders Trust Company, Marine Midland Bank and certain other Investors, and any other subordination agreement referred to in paragraph 4 hereof.


                             ACC CORP.

                     CONVERTIBLE SUBORDINATED
                          PROMISSORY NOTE


May 22, 1995                                           $7,200,000


          ACC Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of Fleet Venture Resources, Inc. the principal amount of $7,200,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

          This Note was issued pursuant to a Note and Warrant Purchase Agreement, dated as of May 22, 1995 (as amended and modified from time to time, the "Purchase Agreement"), between the Company and certain investors, and this Note is one of the "Notes" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the holder of this Note, and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Except as defined in paragraph 10 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the Purchase Agreement.

          1. PAYMENT OF INTEREST. Except as otherwise expressly provided in paragraph 5(b) hereof, interest shall accrue at the rate of twelve percent (12%) per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on the last day of each March, June, September and December, beginning June 30, 1995. Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

          2.   PAYMENT OF PRINCIPAL ON NOTE.

          (a) PREPAYMENTS. The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of the Notes, pro rata among the holders of the Notes on the basis of the outstanding principal amount of the Note held by each holder; provided that (i) such prepayment is not prohibited by the provisions of paragraph 4 hereof, (ii) the Company has paid all interest on the Notes accrued through the immediately preceding scheduled interest payment date and (iii) the minimum principal amount so prepaid shall be the lesser of $100,000 or the amount of principal outstanding on the Notes. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest on the principal amount of the Notes being repaid.

          (b) PRINCIPAL REPAYMENT. On May 22, 2002 (the "Scheduled Repayment Date"), the Company shall repay all outstanding principal and interest on the Notes, or if such amount is greater, the Market Price (on the date which is five trading days prior to the Scheduled Repayment Date) of the Common Stock into which such Notes are convertible on the Scheduled Repayment Date (the "Alternative Amount"); provided that to the extent that the Alternative Amount exceeds the amount of principal and interest outstanding on the Notes on the Scheduled Repayment Date, all or a portion of such excess may, at the Company's option, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on the date which is five trading days prior to the Scheduled Repayment Date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending five days prior to the Scheduled Repayment Date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of principal, then to interest. Upon issuance, such shares of Common Stock shall be validly issued, fully paid and nonassessable.

          (c)  SPECIAL PRINCIPAL REPAYMENTS.

               (i) If a Change in Control has occurred or the Company obtains knowledge that a Change in Control is proposed to occur, the Company shall give prompt written notice of such Change in Control describing in reasonable detail the material terms and date of consummation thereof to the holder of this Note, but in any event such notice shall not be given later than five days after the occurrence of such Change in Control, and the Company shall give the holder of this Note prompt written notice of any material change in the terms or timing of such transaction. The holder of this Note may require the Company to repay all or any portion of the principal amount remaining on this Note at an amount equal to the greater of (1) the principal amount requested to be repaid plus all unpaid accrued interest with respect to such principal amount, (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Change in Control) of the Common Stock into which such principal amount is convertible on such date or (3) the value of the Common Stock into which such principal amount is convertible as of the consummation of the Change in Control reflected by the Change in Control transaction, by giving written notice to the Company of such election prior to the later of
(a) 21 days after receipt of the Company's notice and (b) five days prior to the consummation of the Change in Control (the "Expiration Date"). The Company shall give prompt written notice of any such election to all other holders of Notes within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request repayment hereunder (by giving written notice to the Company) of all or any portion of the Notes owned by such holder.

              (ii) Upon receipt of such election(s), the Company shall be obligated to pay the amount set forth in subparagraph (i) above with respect to the Change in Control. If any proposed Change in Control does not occur, all requests for repayment in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Notes may rescind such holder's request for repayment by giving written notice of such rescission to the Company.

             (iii) A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur: (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Compnay or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934) owning more than 40% of the Common Stock outstanding immediately after such sale, transfer or issuance or series of sales, transfers and/or issuances or (b) during any 12-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority vote of the directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

              (iv) If a Fundamental Change is proposed to occur, the Company shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to the holder of this Note not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Company shall give the holder of this Note prompt written notice of any material change in the terms or timing of such transaction. The holder of this Note may require the Company to repay all or any portion of this Note at an amount equal to the greater of (1) the principal amount requested to be prepaid plus all unpaid accrued interest with respect to such principal amount, (2) the Market Price (as of the date which is five trading days prior to the occurrence of such Fundamental Change) of the Common Stock into which such principal amount is convertible on such date or (3) the value of the Common Stock into which such principal amount is convertible as of the consummation of the Fundamental Change reflected by the Fundamental Change transaction, by giving written notice to the Company of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Company. The Company shall give prompt written notice of such election to all other holders of Notes (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Company) of all or any portion of the Notes owned by such holder.

               (v) Upon receipt of such election(s), the Company shall be obligated to repay the amount set forth in subparagraph (iv) above upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for repayment in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Notes may rescind such holder's request for redemption by delivering written notice thereof to the Company prior to the consummation of the transaction.

              (vi) The term "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Company's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving corporation, and after giving effect to such merger, no Person or group of Persons (as the term "group" is used under the Securities Act of 1934) owns more than 40% of the Common Stock outstanding immediately after such merger.

          (d) CONVERSION. Notwithstanding any provision contained in this paragraph 2, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note until such time as such amount has been deemed to have been paid.

          3. PRO RATA PAYMENT. Except as otherwise expressly provided in this Note, all payments to the holders of the Notes (whether for principal, interest or otherwise) shall be made pro rata among such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary or otherwise) of principal, interest or other amount with respect to any Note in excess of such holder's pro rata share of such payments obtained by all holders of the Notes (other than as expressly provided herein), by acceptance of a Note each such holder agrees to purchase from the other holders of the Notes a participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this paragraph.

          4. SUBORDINATION. This Note is subordinated to the extent set forth in the Subordination Agreement, dated May 22, 1995, by and among the original Holder of this Note, Manufacturers and Traders Trust Company, Marine Midland Bank and the holders of the other Notes. This Note shall also be subordinated to the extent set forth in any other subordination agreement entered into by the holders of the Notes.

          5.   EVENTS OF DEFAULT.

          (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if

               (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on any Note or the full amount of any principal due on any Note, and such failure to pay is not cured within five days after the occurrence thereof;

              (ii) the Company fails to perform or observe any other material covenant or agreement in the Notes or in the Purchase Agreement, and such failure is not cured within 30 days after the earlier of (A) the receipt of notice thereof by the holder of this Note or (B) the discovery thereof by the Company;

             (iii) any representation, warranty or information contained in the Purchase Agreement or required to be furnished to any holder of the Notes pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished and such false or misleading representation, warranty or information relates to a material adverse effect on the Company and its Subsidiaries, taken as a whole, or fails to disclose a material adverse change on the Company and its Subsidiaries, taken as a whole; provided that, notwithstanding the foregoing, in the case of paragraph 5J of the Purchase Agreement, any occurrence, event, transaction or claim which results in any loss, damage or injury to the Company and its Subsidiaries in excess of $4,000,000 shall conclusively be deemed to have material adverse effect and be a material adverse change hereunder;

              (iv) the Company or any Material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Material Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Material Subsidiary, or of any substantial part of the assets of the Company or any Material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Material Subsidiary) relating to the Company or any Material Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Material Subsidiary and either (A) the Company or any such Material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

               (v) a judgment in excess of $500,000 is rendered against the Company or any Material Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

              (vi) the Company or any Material Subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          (b)  CONSEQUENCES OF EVENTS OF DEFAULT.

               (i) If any Event of Default of the type described in subparagraph 5(a)(i), 5(a)(ii) or 5(a)(iii) (with respect to paragraphs 5J and 5X of the Purchase Agreement only) has occurred and is continuing, the interest rate on the Notes shall increase immediately to 15% or (if less) to the highest rate permitted by law and any increase of the interest rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Default of the type described in subparagraph 5(a)(i) or 5(a)(ii) exists (subject to subsequent increases pursuant to this subparagraph).

              (ii) If any Event of Default of the type described in subparagraph 5(a)(i), 5(a)(ii) or 5(a)(iii) (with respect to 5J and 5X of the Purchase Agreement only) has occurred, the Conversion Price on the Notes shall be reduced immediately by 1/3 of the Conversion Price in effect immediately prior to such adjustment. In no event shall such Conversion Price adjustment be rescinded, and in no event shall there be more than one adjustment pursuant to this subparagraph.

             (iii) If an Event of Default of the type described in subparagraph 5(a)(iv) has occurred, the aggregate principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of the Notes, and the Company shall immediately pay to the holders of the Notes all amounts due and payable with respect to the Notes.

              (iv) If any Event of Default (other than an Event of Default of the type described in subparagraph 5(a)(iv)) has occurred and is continuing, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Notes (together with all such other amounts then due and payable) owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of Notes, each of which may demand immediate payment of all or any portion of such holder's Note. If any holder or holders of the Notes demand immediate payment in accordance with the terms hereof of all or any portion of the Notes, the Company shall immediately pay to such holder or holders all amounts due and payable with respect to such Notes. The amount payable hereunder with respect to the Notes shall be the greater of (1) all of the outstanding principal and accrued interest on such Notes and (2) the Market Price (as of the date which is five trading days prior to the date of payment); provided that to the extent that the amount in clause (2) above exceeds the amount in clause
(1) above, all or a portion of such excess may, at the Company's option, be paid in the form of Common Stock (valued at the Market Price of the Common Stock on such date) up to and not exceeding a number of shares of Common Stock equal to 20 multiplied by the average daily trading volume of the Common Stock in the public markets for a period of 45 consecutive trading days ending on such date and the remainder shall be paid in cash. Such shares of Common Stock shall be applied first to the repayment of principal, then to interest. Upon issuance, such shares of Common Stock shall be validly issued, fully paid and nonassessable.

               (v) Each holder of the Notes shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

              (vi) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          6.   CONVERSION.

          (a)  CONVERSION PROCEDURE.

          (i) At any time and from time to time prior to the payment in full of this Note the holder of this Note may convert all or any portion of the outstanding principal amount of this Note into a number of shares of Conversion Stock (excluding any fractional share) determined by dividing the principal amount designated by such holder to be converted by the Conversion Price then in effect.

         (ii) Except as otherwise provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (iii) Notwithstanding any other provision hereof, if a conversion of any portion of this Note is to be made in connection with a Public Offering, a Change in Control, a Fundamental Change or other transaction affecting the Company, the conversion of any portion of this Note may, at the election of the holder hereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

         (iv) As soon as possible after a conversion has been effected, the Company shall deliver to the converting holder:

               (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (2) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto; and

               (3) a new Note representing any portion of the principal amount which was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

          (v) The issuance of certificates for shares of Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

         (vi) The Company shall not close its books against the transfer of Conversion Stock issued or issuable upon conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including making any filings required to be made by the Company).

        (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Notes, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Notes. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

       (viii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of this Note, the Company, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (b)  CONVERSION PRICE.

          (i) The initial Conversion Price shall be $16.00. In order to prevent dilution of the conversion rights granted under the Notes, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (b).

         (ii) If and whenever the Company issues or sells, or in accordance with paragraph 6(c) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such time, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lowest net price per share (as determined pursuant to paragraph 6(c)(v) below) at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

        (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees or directors of the Company and its Subsidiaries or the exercise thereof or the granting of stock appreciation rights, phantom stock rights or other similar rights to employees or directors of the Company for (or rights relating to) an aggregate of 1,586,702 shares of Common Stock (976,594 options being currently outstanding) (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations and such number shall include all stock options outstanding as of the date of the Purchase Agreement).

          (c) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under paragraph 6(b), the following shall be applicable:

          (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner grants or sells any Option and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of any such Option, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

         (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of paragraph 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

         (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Notes. For purposes of paragraph 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Notes shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Notes.

          (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Company and the holders of a majority of the principal amount of the Notes then outstanding. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the principal amount of the Notes then outstanding. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

         (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

        (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

       (viii) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion
Price in effect immediately prior to such combination shall be proportionately increased.

          (e) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make lawful and adequate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Note immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that the provisions of this
Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Notes in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the principal amounts of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of the Notes then outstanding.

          (g)  NOTICES.

          (i) Immediately upon any adjustment of the Conversion Price, the Company shall give written notice thereof to the holder of this Note, setting forth in reasonable detail and certifying the calculation of such adjustment.

         (ii) The Company shall give written notice to the holder of this Note at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Company shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          (h) MANDATORY CONVERSION. The outstanding principal amount of this Note will be automatically converted to Common Stock at the Conversion Price then in effect without any further action on the part of the Company or the holder hereof if, at any time after May 22, 1997, (i) the daily trading volume of the Common Stock in the public markets exceeds 5% of the number of shares of Common Stock issuable upon conversion of all outstanding Notes for each of 45 consecutive trading days, (ii) no holder of any Note is subject to any underwriters lockup agreement restricting the transferability of the shares of Conversion Stock issuable upon conversion of such Notes and (iii) the Market Price of the Common Stock on any of the anniversary dates of the issuance of the Notes set forth below equals or exceeds the corresponding price set forth below (subject to adjustment for stock splits, stock consolidations and stock dividends):

                    2nd Anniversary     $32.00
                    3rd Anniversary     $32.00
                    4th Anniversary     $39.06
                    5th Anniversary     $39.81
                    6th Anniversary     $47.78
                    7th Anniversary     $57.33

          In the event that any measurement of the market price of the Common Stock is to occur on a date between two anniversary dates, the share price amounts above shall be prorated (based upon the number of days elapsed between such anniversary dates).

          (i)  AUTOMATIC CONVERSION TO SERIES A PREFERRED.

          (a) Upon filing of the Certificate of Designation authorizing the Company's Series A Preferred Stock, par value $1.00 (the "Series A Preferred") with the Secretary of State of Delaware, the Notes shall automatically convert (without any further action on the part of the Company or the holders of the Notes) to the number of shares of Series A Preferred determined by dividing the principal amount then outstanding by $1,000. Any fraction thereof shall be converted to a corresponding fractional share of Series A Preferred. At the time of such conversion, the rights of the holder of this Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Series A Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Series A Preferred represented thereby.

          (b) As soon as possible after such conversion has been effected, the Company shall deliver to the converting holder in exchange for such holder's Note:

               (1) a certificate or certificates representing the number of shares of Series A Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the holder has specified; and

               (2) payment in an amount equal to the sum of all accrued interest with respect to the Note which has not been paid prior thereto.

          (c) The issuance of a certificate or certificates for shares of Series A Preferred upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Series A Preferred. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Series A Preferred issuable with respect to such conversion shall be validly issued, full, paid and nonassessable, free and clear of all taxes, liens, changes and encumbrances with respect to the issuance thereof.

          (d) Upon conversion, the holder of this Note shall promptly surrender this Note to the Company for cancellation.

          (e) The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this
Note into Series A Preferred (including making any filings required to be made by the Company).

          7. LIQUIDATING DIVIDENDS. If the Company declares a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the holder of this Note at the time of payment thereof the Liquidating Dividend which would have been paid to the holder of this Note on the Conversion Stock had this Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          8. PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of the Notes shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          9. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of the Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the outstanding principal amount of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes or (iii) the Conversion Price of the Notes or the number of shares or the class of stock into which the Notes are convertible, without the written consent of the holders at least 66% of the outstanding principal amount of the Notes.

          10.  DEFINITIONS.   For  purposes  of  the  Notes,  the following
capitalized terms have the following meaning.

          "COMMON STOCK" means the Company's Common Stock, par value $.015 per share, and any capital stock of any class of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          "CONVERSION STOCK" means shares of the Company's authorized but unissued Common Stock, par value $.015 per share; provided that if there is a change such that the securities issuable upon conversion of the Notes are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "MARKET PRICE" of any publicly traded security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day. "MARKET PRICE" of any security which is not publicly traded means the fair value thereof determined jointly by the Company and the holders of a majority of the outstanding principal amount of the Notes; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the holders of a majority of the outstanding principal amount of the Notes without application of any minority or blockage discounts. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

          "OPTIONS" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          11. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

          12. PAYMENTS. Unless otherwise expressly provided herein, all payments to be made to the holders of the Notes shall be made in the lawful money of the United States of America in immediately available funds.

          13. PLACE OF PAYMENT. Payments of principal and interest shall be delivered to ______ at the following address:

                         c/o Fleet Equity Partners
                         Mail Stop:  RI MO 227
                         111 Westminster Street
                         Providence, RI  02903
                         Attention:  Robert Van Degna

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

          14. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Rhode Island, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

          15. USURY LAWS. It is the intention of the Company and the holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to the Company. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

          16. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be given in accordance with paragraph 7L of the Purchase Agreement.
                         *   *   *   *   *

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on May 22, 1995.


                                   ACC CORP.


Attest                             By /s/ Michael R. Daley

/s/ Francis D.R. Coleman           Its EVP and CFO